Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Katz and Michael J. Simon, and each of them, his or her true and lawful attorney-in-fact and agent, with full power and substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including any and all pre-effective and post-effective amendments), any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DAVID KRELL David Krell	President, Chief Executive Officer	July 2, 2004

/S/ BRUCE COOPERMAN Bruce Cooperman	Senior Vice President, Finance and Administration; Treasurer; Chief Financial Officer	July 2, 2004

/S/ IVERS W. RILEY Ivers W. Riley	Chairman of the Board of Directors	July 2, 2004

/S/ BARBARA DIAMOND Barbara Diamond	Director	July 2, 2004

/S/ JAMES V. HARKNESS James V. Harkness	Director	July 2, 2004

/S/ FRANK J. JONES, PH.D. Frank J. Jones, Ph.D.	Director	July 2, 2004

/S/ MARK P. KRITZMAN Mark P. Kritzman	Director	July 2, 2004

/S/ JOHN F. MARSHALL, PH.D. John F. Marshall, Ph.D.	Director	July 2, 2004

/S/ SARAH A. MILLER Sarah A. Miller	Director	July 2, 2004

Signature	Title	Date

/S/ CARLETON DAY PEARL Carleton Day Pearl	Director	July 2, 2004

/S/ WILLIAM A. PORTER William A. Porter	Director	July 2, 2004

/S/ RICHARD SCHMALENSEE, PH.D. Richard Schmalensee, Ph.D.	Director	July 4, 2004

/S/ JASON LEHMAN Jason Lehman	Director	July 22, 2004